EXHIBIT 99.1

CompuMed, Inc. Elects Mark Crockett to Board of Directors

Los Angeles – May 22, 2008 – CompuMed Inc. (OTCBB:CMPD) -- a medical informatics company serving the healthcare community with diagnostic software solutions -- today announced the election of Mark Crockett to its Board of Directors.  The company also announced the election of Mark Stolper as Board chairman, replacing Simon James, who steps down as chairman but remains on the Board.

Since 2005, Crockett has served as a principal of NightWatch Capital, a mid-size value oriented hedge fund. He has also worked since 1999 with Harvest Earnings and its predecessor organizations, where he has consulted with mid-cap and large companies to improve performance and achieve typical earnings gains of 25-100 percent.

"Mark Crockett brings invaluable experience in building shareholder value for young companies while improving operational controls,” said Stolper. “He strengthens CompuMed’s team at a time when key strategies that have been incubated by the Company are beginning to mature and require strong execution by both the Company and its advisors."

From 1999 to 2002, Crockett was CEO of Tax One, where he grew the venture-backed tax preparation firm from a few locations to more than 80 locations in several states before selling it to H&R Block.  From 1994 to 1999, he was a consultant with McKinsey & Company, where he focused on strategy, M&A and marketing for clients in the healthcare and financial sectors.  Prior to joining McKinsey, Crockett was a corporate lawyer with Latham & Watkins.

Crockett earned his J.D. from Stanford and his undergraduate degree in economics from Brigham Young University.

About CompuMed:

CompuMed, Inc. (CMPD.OB) develops and markets products and services that combine advanced imaging with medical informatics. Its focus is on analysis and remote monitoring for patients with cardiovascular and musculoskeletal diseases. The Company has specialized expertise and intellectual property in telemonitoring imaging and analysis designed to improve healthcare provider workflow and patient care while reducing costs. CompuMed's core products, the OsteoGram(R) and CardioGram(TM), are cleared by the FDA and reimbursable by Medicare. The OsteoGram is a non-invasive diagnostic system that has been proven in many clinical studies to provide effective and accurate bone density measurement for screening osteoporosis and assessing hip fracture risk. The OsteoGram has significant cost advantages over other technologies in the marketplace. The CardioGram system is one of the first telecommunication networks designed to remotely interpret electrocardiograms, and is used by private practice as well as government and corporate healthcare providers nationwide. The CardioGram delivers online electrocardiogram interpretations within minutes of receipt and has the additional capability of automatically providing an over-read (i.e., follow-up review) by a cardiologist. CompuMed is headquartered in Los Angeles and distributes its products worldwide, both directly and through OEM partners. Visit CompuMed online at www.compumed.net.

Statements contained in this press release that are not historical facts, such as statements about prospective earnings, savings, revenue, operations, revenue and earnings growth, results of contracts and other financial results are forward-looking statements pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995.  All such forward-looking statements including statements concerning the Company's plans, objectives, expectations and intentions are based largely on management’s expectations and are subject to and qualified by risks and uncertainties that could cause actual results to differ materially from those expressed or implied by such statements.  These statements are subject to uncertainties and risks including, without limitation, competitive factors, outsourcing trends in the pharmaceutical industry, product and service demand and acceptance, changes in technology, ability to raise capital, the availability of appropriate acquisition candidates and/or business partnerships, economic conditions, the impact of competition and pricing, capacity and supply constraints or difficulties, government regulation and other risks identified in the Company's filings with the Securities and Exchange Commission including its Annual Report on Form 10-KSB and Quarterly Reports on Form 10-QSB.  All such forward-looking statements are expressly qualified by these cautionary statements. The Company expressly disclaims any obligation or undertaking to release publicly any updates or revisions to any forward-looking statements to reflect events, conditions or circumstances on which any such statement is based after the date hereof, except as required by law.

Contact:

Susan Tellem

Tellem Worldwide, Inc.

310-479-6111 x1

stellem@tellem.com